Morgan Stanley Technology Fund
Item 77(o) 10f-3 Transactions
April 1, 2001- September 30, 2001


Security
Date of
Purchase
Price
Of
Shares
Shares
Purcha
sed
%of
Assets
Total
Issued
Purcha
sed
By
Fund
Broker
Kraft
Inc.
6/28/01
$31.00
216,20
0
0.070%
$8,680,000,0
00
 .077%
First
Boston
Peabody
Energy
Corp
6/05/01
$2.00
27,300
0.080%
$420,000,000
0.182
Lehman
Brothe
rs
Telium
6/05/01
$15.00
1,600
0.0%
$135,000,000
0.018%
Tom
Weisel
Willis
Group
Holding
6/28/01
$13.50
22,200
0.070%
$270,000,000
0.111%
Montgo
mery
Infineon
10/15/01
$21.33
114,60
0
0.422%
$1,112,871,4
20
0.220%
Goldma
n,
Lehman
&
Salomo
n
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